Exhibit 10.1







                                    KTI, INC.

                               PLACEMENT AGREEMENT

                                             August 7, 1997

Credit Research & Trading LLC
One Fawcett Place, Third Floor
Greenwich, CT  06830

Dear Sirs:

          KTI, Inc., a New Jersey corporation (the "Company"), proposes to issue and sell, to purchasers who have completed a Subscription Agreement, substantially in the form attached hereto as Exhibit A, and which has been accepted by the Company, in a non-public offering and sale, pursuant to the exemptions provided by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), up to 880,000 shares of the Company's 8-3/4% Series B Convertible Exchangeable Preferred Stock, no par value, which will be mandatorily redeemable on the seventh anniversary of the issue date (the "Preferred Stock"), as set forth in the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), relating to the Preferred Stock, and will be convertible, at the option of the holder, in whole or in part, at any time, into shares of the Company's common stock, no par value (the "Common Stock").

          Subject to the terms and conditions set forth in this Placement Agreement (this "Agreement"), the Company hereby appoints you, effective the date hereof and terminating on September 30, 1997, unless sooner terminated pursuant to Section 8 hereof, as its exclusive agent (the "Placement Agent") to offer and sell the Preferred Stock on its behalf (including general marketing and sales activities, including assistance in the structuring, negotiation, documentation and settlement of the Preferred Stock), on a "best efforts" basis, until the Preferred Stock has been sold (the "Placement Services"). In addition, you agree to provide advisory services with respect to the offering and sale of the Preferred Stock, including, without limitation, due diligence activities and financial and transaction feasibility analyses (the "Advisory Services"). By your confirmation hereof you agree to act in such capacity and to use your best efforts as agent for the Company to find Purchasers (as defined below) for the Preferred Stock acceptable to the Company on terms and conditions set forth below.

          The purchasers of the Preferred Stock, which may include the Placement Agent (the "Purchasers") and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

          In connection with the sale of the Preferred Stock, the Company has prepared an offering memorandum (the "Memorandum") setting forth or including a description of the terms of the Preferred Stock, the terms of the offering and a description of the Company and its business. As used herein, the term "Memorandum" shall include in each case the documents attached thereto as exhibits.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and attached as an exhibit to the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder and (ii) the Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Associated Entities (as defined below), taken as a whole.

          (c) Schedule 1(c) hereto sets forth all the active entities in which the Company has an equity interest (the "Associated Entities," and individually, an "Associated Entity") and each Associated Entity has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Associated Entities, taken as a whole.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as set forth on Schedule 1(e) hereto, are not subject to any preemptive or similar rights; and the authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum.

          (f) The Preferred Stock has been duly authorized by the Company and, when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and, except as set forth on Schedule 1(f) hereto, will not be subject to any preemptive or similar rights; and the Preferred Stock conforms in all material respects to the description thereof contained in the Memorandum.

          (g) The Warrants (as defined below) (i) have been duly authorized by the Company and, when issued and delivered to the Placement Agent in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) The shares of Common Stock, that may be issued upon conversion of the Preferred Stock or exercise of the Warrants, have been duly authorized and reserved for by the Company and, when issued and delivered in accordance with the terms of this Agreement, the Certificate of Incorporation or the Warrant Certificate (as defined below), will be validly issued, fully paid and non-assessable and, except as set forth on
     Schedule 1(h) hereto, will not be subject to any preemptive or similar rights.

          (i) The Certificate of Incorporation creating the Preferred Stock, the proposed form of which has been furnished to you, will have been duly filed with the Secretary of State of the State of New Jersey and with all other offices where such filing is required, on or before the Closing Date.

          (j) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) any right to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Certificate of Incorporation, the Warrant Certificate, the Registration Rights Agreement and the Preferred Stock will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any Associated Entity that is material to the Company and its Associated Entities, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Associated Entity the contravention of which would have a material adverse effect on the Company or would prevent the consummation of the transactions contemplated hereby and, other than the filing of the Certificate of Incorporation with the Secretary of State of the State of New Jersey, and except for such consents, approvals, authorizations or orders, the failure of which to receive would not have a material adverse effect on the Company, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Certificate of Incorporation, the Warrant Certificate, the Registration Rights Agreement or the Preferred Stock, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Stock.

          (l) There has not occurred any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Associated Entities, taken as a whole, from that set forth in the Memorandum.

          (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Associated Entity is a party or to which any of the properties of the Company or any Associated Entity is subject, other than proceedings accurately described in all material respects in the Memorandum and proceedings that would not have a material adverse effect on the Company and the Associated Entities, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Certificate of Incorporation, the Warrant Certificate, the Registration Rights Agreement, the Preferred Stock or the offering of the Preferred Stock and the Warrants.

          (n) The Company and each Associated Entity has all necessary consents, authorizations, approval, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Memorandum, except to the extent where the failure to obtain any such consents, authorizations, approvals, orders, certificates or permits or make any such declaration or filing would not have a material adverse effect on the Company and the Associated Entities, taken as a whole.

          (o) Neither the Company nor any Associated Entity has, to the knowledge of the Company, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Preferred Stock in a manner that would require the registration under the Securities Act of the Preferred Stock or
     (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Preferred Stock (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (p) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (q) Subject to the accuracy of the representations and warranties made by the Placement Agent, the Purchasers and their transferees, it is not necessary in connection with the offer, sale and delivery of the Preferred Stock to the Purchasers in the manner contemplated by this Agreement to register the Preferred Stock under the Securities Act.

          (r) Except as described in the Memorandum, the Company and the Associated Entities (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Associated Entities, taken as a whole.

          (s) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Associated Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any material capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any material permit, license or approval, any related constraints on operating activities material to the Company and the Associated Entities, taken as a whole, and any potential material liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and the Associated Entities, taken as a whole.

          (t) The summary financial information of the Company included in the Memorandum, together with the related exhibits and notes, as well as the summary financial information, schedules and notes of any of the Associated Entities included therein, present fairly the financial position of the Company and its Associated Entities at the dates indicated and for the periods specified. The summary financial information included in the Memorandum present fairly the information shown therein. In addition, any pro forma financial statements of the Company and the Associated Entities and the related notes thereto included in the Memorandum present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          2. Offering and Compensation. (a) You have advised the Company that you shall offer and sell the Preferred Stock on a "best efforts" basis, as such Preferred Stock is described in the Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

          (b) The Company shall pay you, on the Closing Date (as defined below) as compensation for the Placement Services, a placement fee equal to (i) 6.5% (six and one-half percent) of the gross proceeds received by the Company from the sale of the first $15,000,000 of the Preferred Stock and
     (ii) 5.0% (five percent) of the gross proceeds received by the Company from the sale of the next $5,000,000 of the Preferred Stock effected at such Closing (the "Placement Fees") by wire transfer or certified check in same day funds to accounts specified by you in writing.

          (c) In addition, the Company shall issue to you, on the Closing Date as compensation for your Advisory Services, the warrants (the "Warrants") to purchase the number of shares of Common Stock equal to 7.5% (seven and one-half percent) of the number of shares of Common Stock issuable pursuant to the offering and sale of the first $15,000,000 of Preferred Stock (the "Advisory Fees"). The terms and conditions of the Warrants shall be set forth in the Warrant Certificate substantially in the form attached hereto as Exhibit C (the "Warrant Certificate").

          (d) If the Closing does not occur and if the Preferred Stock, or a similar security, is sold by the Company or an Associated Entity, at any time after the date hereof and prior to July 15, 1998 (unless you have terminated this Agreement pursuant to Section 8 or the Company has terminated this Agreement because you have failed to perform your obligations hereunder), then the Company shall pay you 50% of the Placement Fees and Advisory Fees which would have been due absent such termination.

          (e) The Company shall reimburse you in full in a timely fashion for your reasonable, documented out-of-pocket expenses incurred during the period of your engagement hereunder with respect to the rendering of the Advisory Services and the Placement Services. In addition, the Company shall also reimburse you in full in a timely fashion for the reasonable fees and expenses of your legal counsel (which must be approved in writing in advance by the Company), legal fees and expenses related to Blue Sky compliance and the fees and expenses of your consultants.

          3. Purchase and Delivery. Payment for the Preferred Stock shall be made against delivery of the Preferred Stock at a closing (the "Closing") to be held at the office of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York, at 10:00 A.M., local time, on August 11, 1997, or at such other time on the same or such other date, as shall be designated in writing by you (the "Closing Date"). Payment for the Preferred Stock shall be made by wire transfer or certified check in same day funds to accounts specified by the Company in writing.

          The Preferred Stock purchased by those Purchasers which are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) will be represented by a global certificate, otherwise certificates for the Preferred Stock shall be in definitive form and registered in such names and in such denominations as the Purchasers shall request in writing not less than two full business days prior to the Closing Date. The certificates evidencing the Preferred Stock shall be delivered to the Purchasers on the Closing Date, with any transfer taxes payable in connection with the transfer of the Preferred Stock to the Purchasers duly paid, against payment of the purchase price therefor.

          4. Conditions to Closing. The several obligations of the Purchasers to purchase the Preferred Stock will be subject to the following conditions:

          (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of such date and the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (b) Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Associated Entities, taken as a whole, from that set forth in the Memorandum that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Preferred Stock on the terms and in the manner contemplated in the Memorandum.

          (c) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above.

          (d) You shall have received on the Closing Date an opinion of McDermott, Will & Emery, counsel for the Company to the effect set forth in Exhibit D, and Robert E. Wetzel, Esq., general counsel of the Company dated the Closing Date, to the effect set forth in Exhibit E.

          (e) You shall have received on the Closing Date an opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Placement Agent, dated the Closing Date, in form and substance satisfactory to you.

          5. Covenants of the Company. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Memorandum, and any supplements and amendments thereto as you may reasonably request and to use its reasonable efforts to deliver such copies to you by 5 P.M. (New York time) on the business day next following the execution of this Agreement.

          (b) Before amending or supplementing the Memorandum, to furnish to you a copy of each such proposed amendment or supplement and, unless advised by counsel that such use is required by applicable law, not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Preferred Stock shall have been placed by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when the Memorandum was delivered to a Purchaser, not misleading, or if, in the opinion of counsel to the Placement Agent it is necessary to amend or supplement the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a Purchaser, be misleading or so that the Memorandum, as so amended or supplemented, will comply with applicable law; provided, however, that if any such amendment or supplement relates to material furnished by you in writing for use in the Memorandum, you shall bear the expense of preparing and furnishing such amendments or supplements.

          (d) To endeavor to qualify the Preferred Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) Whether or not any sale of the Preferred Stock is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of the Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Preferred Stock, (iii) the fees and disbursements of the Company's counsel and accountants, the transfer agent for the Preferred Stock, (iv) the qualification of the Preferred Stock under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agent in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto,
     (vi) all fees and expenses due the Placement Agent in accordance with the provisions of Section 2, (vii) the fees and expenses, if any, incurred in connection with the admission of such Preferred Stock for trading in PORTAL or any other appropriate market system, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Preferred Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, (ix) all fees and disbursements for one counsel for the Purchasers and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (f) Neither the Company nor any Associated Entity will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Preferred Stock in a manner which would require the registration under the Securities Act of the Preferred Stock.

          (g) Not to solicit any offer to buy or offer to sell the Preferred Stock by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Preferred Stock remains outstanding, to make available, upon request, to any seller of the Preferred Stock the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) To use its reasonable efforts to permit the Preferred Stock to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.

          6. Offering of Preferred Stock; Restrictions on Transfer. The Placement Agent agrees with the Company that (i) the Placement Agent will not solicit offers for, or offer or sell, Preferred Stock by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, including, but not limited to, (A) any advertisement, article, notice or other communication published in any newspaper, magazine or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees have been invited by general solicitation or advertising and (ii) the Placement Agent will solicit offers for such Preferred Stock only from, and will offer such Preferred Stock only to, a person that the Placement Agent reasonably believes to be an institutional accredited investor (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) that, prior to its purchase of the Preferred Stock, delivers to the Company the Subscription Agreement.

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling or affiliated person in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding) arising in any manner out of or in connection with the rendering of services by the Placement Agent hereunder, including all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, unless (i) such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein, (ii) it is finally judicially determined that such losses, claims, damages or liabilities arose out of the gross negligence, bad faith or willful misconduct of the Placement Agent or (iii) the Placement Agent failed to deliver, if required by this Agreement, prior to the time of the written confirmation of the sale of Preferred Stock, to the person asserting the claim or action, any amendment or supplement to the Memorandum and such untrue statement or omission had been corrected in such supplement or amendment; provided, that such supplement or amendment was timely received by the Placement Agent.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls, or is under common control with or is controlled by the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (provided that the failure to so notify shall not relieve the indemnifying party from any liability that it may otherwise have to the indemnified party, unless such failure prejudices the indemnifying party) and the indemnifying party shall retain counsel as requested by the indemnified party, to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of such Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of such Preferred Stock shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Preferred Stock (before deducting expenses) received by the Company and the total fees and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of such Preferred Stock. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the amount to be contributed by the Placement Agent exceed the amount of the Placement Fees actually received by the Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)  The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Preferred Stock. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          8. Termination. This Agreement shall terminate on September 30, 1997. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Preferred Stock on the terms and in the manner contemplated in the Memorandum.

          This Agreement may be terminated by the Company if (i) the Placement Agent fails or refuses to comply with any material term of this Agreement, or if for any reason the Placement Agent shall be unable to perform a material obligation under this Agreement, and (ii) upon 30 days' prior written notice of either party. If there is a wilful breach of this Agreement by the Placement Agent, the Company shall not be required to reimburse the Placement Agent for any expenses.

          9. Confidentiality; Advertisements. Except as contemplated by the terms hereof or as required by applicable law, the Placement Agent shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, or to any of its employees or advisors except those who have a need to know to perform hereunder. Except as required by applicable law, any advice to be provided by the Placement Agent hereunder shall not be disclosed publicly or made available to third parties without the prior written approval of the Placement Agent, which approval shall not be unreasonably withheld or delayed. The Company agrees that the Placement Agent shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder; provided that the Placement Agent will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed.

          10. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will promptly reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the 7.5 offering contemplated hereunder.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if the Company, to it at 7000 Boulevard East, Guttenberg, New Jersey 07096, Attention: Martin J. Sergi, with a copy to McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020,
Attention: Brian Hoffmann, Esq. and (b) if to the Placement Agent, to Credit Research & Trading LLC, One Fawcett Place, Third Floor, Greenwich, CT 06830,
Attention: Stephen Wertheimer, with a copy to Winthrop, Stimson, Putnam & Roberts, Financial Centre, 695 East Main Street, Post Office Box 6760, Stamford, Connecticut 06904-6760, Attention: George P. Barbaresi, or in any case to such other address as the person to be notified may have requested in writing.

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their direct and indirect transferees, and no other person will have any right or obligation hereunder.

          Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                        Very truly yours,

                                        KTI, INC.



                                        By: /s/ Robert E. Wetzel
                                          Name: Robert E. Wetzel
                                          Title: Senior Vice President


Agreed, August 7, 1997

CREDIT RESEARCH & TRADING LLC



By: /s/ Jeremy Bloom
 Name:  Jeremy Bloom
 Title:  Managing Director